EXHIBIT 10.3


                      MEDTRONIC, INC. 1979 RESTRICTED STOCK
                        AND PERFORMANCE SHARE AWARD PLAN


1.       Purposes
         --------

         The purposes of the Medtronic, Inc. 1979 Restricted Stock and Performance Share Award Plan (the "Plan") are to provide long-term incentives and rewards to those employees of Medtronic, Inc. and its subsidiaries (the "Company") who are largely responsible for the success and growth of the Company, to assist the Company in attracting and retaining executives with experience and ability on a basis competitive with industry practices, and to associate the interests of such employees with those of the Company's shareholders.

2.       Definitions
         -----------

         Whenever used herein, the following terms shall have the meanings indicated below:

         a. "Approved Retirement" means retirement on or after age 62 with the approval of the Committee.

         b. "Board of Directors" or "Board" means the Board of Directors of Medtronic, Inc. as constituted from time to time.

         c. "Committee" means the Committee of three or more members of the Board who shall be appointed by and serve at the pleasure of the Board. Each of the members of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. As of June 1, 1992, a "disinterested person" under Rule 16b-3 means a person who is not, during the one year prior to service as a member of the Committee, or during such service, granted or awarded equity securities pursuant to this plan or any other plan of the Company or any of its affiliates.

         d. "Common Stock" means the common stock, $.10 par value, of Medtronic, Inc.

         e.       "Company" means Medtronic, Inc. and its subsidiaries.

         f. "Disability" means the disability of a Recipient such that he or she is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Internal Revenue Code of 1954, as amended, or as otherwise determined by the Committee.

         g. "Performance Share Award" means a contingent award of a specified number of Performance Shares, each Performance Share equivalent to one share of Common Stock, a variable percentage of which may vest depending upon the extent of

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                  achievement of specified performance objectives during the applicable performance period.

         h. "Recipient" means an eligible employee who has been granted either a Restricted Stock or Performance Share Award or Awards under the Plan. The term "Recipient" shall be used herein with reference to the particular Award being described by the particular Plan provision.

         i. "Restricted Stock Award" means an award of shares of Common Stock which is subject to the terms, restrictions, conditions, and limitations described in the Plan or otherwise developed by the Committee.

         j. "Subsidiary" means a corporation of which Medtronic, Inc. owns or controls directly or indirectly 50 percent or more of the voting power, including any subsidiaries which become such after adoption of the Plan.

3.       Effective Date and Term of Plan
         -------------------------------

         This Plan and the grant of any Restricted Stock or Performance Share Awards hereunder are conditioned upon obtaining approval of the Plan by the holders of a majority of the voting stock of Medtronic, Inc. Upon such shareholder approval, the Plan shall be effective as of May 1, 1979 and the Plan shall continue until the earlier of (a) the grant of the maximum number of Restricted Stock and Performance Share Awards which may be granted hereunder as a result of the application of the limitations set forth in Section 10 hereof, and (b) termination of the Plan upon written resolution of the Board of Directors. No termination of the Plan shall, without the consent of the Recipient, adversely affect any previously granted Restricted Stock or Performance Share Award which has not been forfeited and is still outstanding as of the date of termination.

4.       Plan Administration
         -------------------

         The Plan shall be administered by the Committee which shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to select the employees to be granted Awards under the Plan, determine the type, size, and terms of Awards to be granted to each employee selected, determine the time when Awards will be granted and paid, establish objectives and conditions for vesting in and earning Awards, determine terms and conditions for the lapse of restrictions applicable to such Awards, and determine whether Awards will be paid. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders, and any employee of the Company. No member of the Committee shall be liable for any action taken or determination made in good faith in

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         connection with the administration of the Plan. Any action of the
         Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of such Committee members or pursuant to the written consent of all Committee members.

5.       Participating Employees
         -----------------------

         Individuals eligible to participate in the Plan shall be employees of the Company who are officers, directors, or key employees. While all such employees are eligible to be considered for receipt of Awards under the Plan, it is contemplated that only those eligible employees who perform services of special importance to the Company in the overall management, growth, and success of its business will be selected as Recipients. An employee may be granted more than one Award under the Plan.

6.       Grants of Restricted Stock or Performance Share Awards
         ------------------------------------------------------

         Medtronic, Inc.'s Chief Executive Officer ("CEO") may from time to time nominate in writing to the Committee those eligible employees recommended for participation in the Plan and the type of Award and number of shares recommended for award to each such employee. Such recommendation shall be based upon guidelines developed by the Committee in conjunction with the CEO from time to time, including but not limited to one or more of the following: the Recipient's responsibility level, past performance, potential, cash compensation level, other incentive compensation awards, or such other considerations as the Committee deems appropriate. The Committee may then grant Awards to eligible employees (including, if appropriate, the CEO) in such amounts as it shall determine in its sold discretion, and may require any Recipient prior to the grant to enter into a written agreement evidencing the Award and containing such other provisions as the Committee determines necessary or desirable.

7.       Provisions Relating to Performance Share Awards
         -----------------------------------------------

         a.       Terms of Awards

                  The performance objectives applicable to each recipient, the performance period over which such performance will be measured, and the range of applicable percentages which will be used to determine vesting of the Award shall be established in writing by the Committee on or prior to the date of grant of the Award. The committee may confer and consult with the CEO in selecting such objectives, performance periods, and vesting percentages, but the Committee has the sole and final discretion within the limitations described herein in establishing such standards. The performance objectives may be based upon one or more measurements, including but not limited to those relating to growth in the Company's assets, return on net assets, and growth in its nonpacing earnings, as such terms are defined and expanded upon from time to time by the Committee. The Committee may select a performance period which commences prior to the date of grant of the Award, but in no event shall it select a performance period of less than six months' duration as measured from the date of grant of the Award. The

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                  Committee may select a range of applicable vesting percentages which includes percentages in excess of one hundred percent. The Committee shall determine in its sole discretion both the timing of the performance periods and the frequency of grant of Awards. The applicable performance objectives, performance period, and vesting percentages may vary from Award to Award and from Recipient to Recipient.

                  The CEO shall cause each Recipient to be notified in writing of the applicable performance objectives, the performance period, and the applicable vesting percentages on or prior to grant of the Award. The Committee shall determine whether and to what extent the performance objectives have been met during the applicable performance period.

         b.       Vesting and Distribution of Performance Shares

                  (i) As of the last day of the applicable performance period, the Recipient may earn and become vested in a specific percentage of the Performance Shares covered by the Award depending upon the extent to which the performance objectives are met as of such date. In the event a Recipient's employment with the Company terminates for any reason prior to the completion of such performance period, such Recipient shall forfeit any right or entitlement to or in such Performance Shares; provided, however, that if the Recipient's employment with the Company terminates six months or more after the date of grant of the Award but prior to the last day of the applicable performance period upon the occurrence of the Recipient's death, approved retirement, or disability, the Recipient may become vested in a percentage of Performance Shares hereunder, the percentage being determined as follows:

                           A. First, the number of Performance Shares which would have vested in the Recipient as of the last day of the performance period had the Recipient remained employed throughout such period shall be calculated based upon the extent to which the performance objectives for the performance period have actually been met as of such date.

                           B. Next, the result obtained in Clause (A) of this Paragraph (i) shall be multiplied by a fraction, the numerator of which is the number of months of such Recipient's continuous employment within the performance period prior to termination of employment, and the denominator of which is the number of months within the entire performance period.

                  (ii) Distribution of a Recipient's vested Performance Share Award as determined in Paragraph (i) hereof shall be made as soon as practicable following the expiration of the performance period to which the award relates. Distribution shall be made in the form of Common Stock or a combination

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                           of Common Stock and cash; provided, however, that at
                           least twenty-five percent of the value of the vested Performance Shares shall be distributed in the form of Common Stock. The final determination of the form of payment shall rest solely with the Committee. For purposes hereof, and with respect only to Awards having a performance period ending on or before April 30, 1990, the "value" of the vested Award is equal to the number of Performance Shares earned and vested, multiplied by the fair market value per share of Common Stock as of the date of distribution. Further for purposes hereof, and with respect to Awards having a performance period ending after April 30, 1990, the "value" of the vested Award shall be equal to the number of Performance Shares earned and vested, multiplied by the average fair market value per share of Common Stock. The "average fair market value" shall be determined by totalling the per share fair market value of the Common Stock on each of the last 20 business days including and immediately preceding the date on which the Award has vested, and dividing such total by the number 20, with the resulting figure being the average fair market value. The "fair market value" of the Common Stock, as such term is used herein, is the highest closing price of such Stock on the New York Stock Exchange (or other established stock exchange, where applicable) on the applicable date(s) or, if no sale of such Stock has occurred on such exchange on an applicable date, on the next preceding date on which there was such a sale. In the event the Stock is not listed on the New York Stock Exchange (or any other established stock exchange) as of an applicable date for valuation, the "fair market value" is the mean between the "bid" and "asked" prices quoted by a recognized market maker in such Stock on such date.

                  (iii) Notwithstanding the contrary provision of the first sentence of the immediately preceding Clause (ii), any Eligible Employee who is the holder of a Performance Share Award may irrevocably elect to defer (referred to herein as a "Deferral Election"), the Company's payment of all or any part of the cash portion of the Performance Share Award determined under this Section 7b, such deferral to be available and made only to the extent and in the manner now and hereafter permitted under the terms and provisions of the Company's Compensation Deferral Plan for Officers and Key Employees (the "Compensation Deferral Plan"). For the purposes of this Clause (iii), "Eligible Employee" shall have the meaning set forth in Section 2.01(f) of the Compensation Deferral Plan ("Eligible Employee" is presently defined in such Section 2.01(f) as an elected or appointed officer of the Company, or any other key employee of the Company or an Affiliate as designated by the CEO). A Deferral Election by an Eligible Employee shall in no way affect the timing or other aspects of the determination of the value of the vested Performance Share Award as provided for in Section 7b(ii) above.

         c.       Waiver of Requirements

                  Notwithstanding any provisions hereof to the contrary, the requirements for vesting in and distribution of a Performance Share Award may be waived, in whole or part, with respect to any recipient if it is determined unanimously by the Committee and by two-thirds vote of the members of the Board that imposition of such requirements would be in the best interest of the Company.

8.       Provisions Relating to Restricted Stock Awards
         ----------------------------------------------

         a.       Restricted Stock Period

                  The Committee shall establish in writing on or prior to the date of the grant of a Restricted Stock Award the Restricted stock period applicable to such Award. For purposes of this Plan, such Restricted Stock Period shall be a period as established by the Committee during which the Common Stock covered by the Award is subject to the restrictions, conditions, and limitations set forth in Subsections b, c, e, and g hereof. The Committee may confer and consult with the CEO in selecting the Restricted Stock Period but the Committee has sole and final discretion in establishing such Period. On or prior to the date of grant of the Award, the CEO shall cause each Recipient to be notified in writing of the applicable Restricted Stock Period and any restrictions, conditions, or limitations which may be imposed or applicable to such Award pursuant to this Section 8. The Restricted Stock Period as well as such restrictions, conditions, and limitations may vary from Award to Award and from Recipient to Recipient and the Committee shall have full discretion, within the limitations described in this Section 8, to develop and define such restrictions, conditions, and limitations.

         b.       Nontransferability

                  The Recipient shall not assign, sell, transfer, pledge, hypothecate, or otherwise dispose of any shares of Common Stock covered by a Restricted Stock Award (including any share issued by reason of a stock dividend, stock split, or similar event described in Section 11 hereof) during the Restricted Stock Period. Any attempt by the Recipient to sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any shares of Common Stock covered by such a Restricted Stock Award during the Restricted Stock Period shall be considered null and void and of no force or effect. In the event of any such attempt by the Recipient, the Committee may also take any other action, including the forfeiture of such Restricted Stock Award, as it in its sole discretion shall determine.

         c.       Forfeiture of Award

                  In the event a Recipient remains continuously employed by the Company throughout the applicable Restricted Stock Period, all restrictions, conditions, and limitations imposed upon the shares of Common Stock covered by the Award pursuant to this Section 8 shall lapse as of the last day of the Restricted Stock Period.

                  If the Recipient's continuous employment with the Company terminates prior to the last day of the applicable Restricted Stock Period for any reason except as provided in Subsection d hereof, all shares of Common Stock awarded to such Recipient pursuant to the Restricted Stock Award shall be returned to the Company forthwith, and all rights of the Recipient to such shares shall immediately terminate and be forfeited without any payment or consideration by the Company. The Recipient shall return the Common Stock hereunder by delivering or causing to be delivered to Medtronic, Inc. the certificates for such shares of Common Stock, accompanied by such endorsements and/or instruments of transfer as may be required or deemed advisable by Medtronic, Inc., the Committee, or its counsel.

         d. Termination of Employment by Reason of Death, Disability, or Approved Retirement

                  If the Recipient's continuous employment with the Company is terminated during a Restricted Stock Period by reason of the Recipient's death, disability, or approved retirement, the restrictions, conditions, and limitations set forth in this
                  Section 8 shall lapse as of the date of such termination of employment with respect to that number of shares of Common Stock covered by such Award which is equal to the product of the following:

                  (i)      The full number of shares covered by such Award;

                  (ii) Multiplied by the fraction, the numerator of which is the number of months of such Recipient's continuous employment within such Restricted Stock Period prior to termination of employment, and the denominator of which is the number of months within the entire Restricted Stock Period.

                  All other shares of Common Stock covered by such Award shall be forfeited and returned to the Company pursuant to Section 8c hereof.

         e.       Other Conditions

                  The Committee may from time to time impose restrictions, conditions, or limitations on shares of Common Stock covered by a Restricted Stock Award other than or in addition to the requirements set forth in Subsection c hereof. Any such restrictions, conditions, or limitations shall apply throughout the applicable Restricted Stock Period and the Recipient shall forfeit, under the provisions of Subsection c hereof except as otherwise provided in Subsection d hereof, any interest in or right to such shares if the Recipient fails to meet or otherwise comply with such restrictions, conditions, or limitations at any time during the Restricted Stock Period. Any such additional or alternative restriction, condition, or limitation shall be considered for all purposes of the Plan as a restriction, condition, or limitation imposed by the Plan.

         f.       Waiver of Restrictions

                  Notwithstanding any provisions hereof to the contrary, the restrictions and forfeiture provisions of this Section 8 may be waived in whole or in part with respect to any Recipient if it is determined unanimously by the Committee and by two-thirds vote of the members of the Board that the imposition of such restrictions and forfeitures would not be in the best interests of the Company. In such event, the restrictions, conditions, and limitations imposed on shares of Common Stock covered by the Restricted Stock Award shall lapse, in whole or in part, as of the date of such waiver.

         g.       Restrictive Legends and Certificates Held in Custody

                  Each certificate evidencing shares of Common Stock granted pursuant to a Restricted Stock Award shall bear an appropriate legend during the applicable Restricted Stock Period referring to the terms, restrictions, conditions, and limitations applicable to such shares. The Committee may provide that the certificate or certificates evidencing such shares be held in custody by a bank or other institution or by the Company until the restrictions thereon have lapsed.

9.       Dividends
         ---------

         The dividend or dividends payable with respect to each share of Common Stock covered by a Restricted Stock Award shall be payable to the Recipient of such Award if on the record date for payment of such dividend the Award has not been forfeited.

10.      Available Common Stock
         ----------------------

         Subject to any adjustment referred to in Section 11 hereof, the maximum number of shares of Common Stock which may be distributed under the Plan is 300,000* (subject to shareholders' approval of 100,000 share increase above previously authorized 200,000 shares at the Company's 1988 Annual Meeting of Shareholders) which may be either authorized but unissued or treasury shares. If shares of Common Stock covered by a Restricted Stock Award are forfeited in accordance with the Plan or if the maximum possible shares of Common Stock which are covered by a Performance Share Award are not paid out in Common Stock at the end of a Performance Period, then the number of shares so forfeited or not paid, as the case may be, shall be considered available for grants of other Awards under the Plan.


*Adjusted to 1,200,000 shares to reflect the 1989 and 1991 two-for-one stock splits.

11.      Recapitalization
         ----------------

         In the event of any increase or decrease in the total number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by Medtronic, Inc., the maximum number of shares of Common Stock which may be distributed under the Plan, the number of Restricted Stock or Performance Share Awards granted under the Plan, and the number of shares of Common Stock covered by each outstanding Restricted Stock or Performance Share Award shall be adjusted proportionately. In the event of any other changes in the Common Stock by reason of recapitalizations, mergers, combinations, exchanges of shares, or the like, the Committee shall have full power to make such adjustments as described above with respect to the number of shares of Common Stock and the number of Restricted

         Stock and Performance Share Awards as the Committee shall determine in its sole discretion. Any shares so credited as a result of any outstanding Restricted Stock or Performance Share Award shall be subject to the same restrictions or performance objectives, as the case may be, as the shares originally covered under the Award.

12.      Amendments
         ----------

         The Board of Directors may at any time alter, amend, revise, suspend, or discontinue the Plan; provided, that such action shall not adversely affect Awards previously granted under the Plan without the consent of the Recipient; and provided, further, that no such action of the Board of Directors may, without the approval of the shareholders of Medtronic, Inc., alter the provisions of the Plan so as to (a) increase the total number of shares of Common Stock which may be issued under the Plan except as provided in Section 11 hereof, (b) materially increase the benefits accruing to Recipients under the Plan, or (c) materially change the basis for eligibility for participation in the Plan.

13.      Beneficiary Designation
         -----------------------

         A recipient may designate in writing on forms prescribed by and filed with the Committee, a beneficiary or beneficiaries to receive any benefits payable after his or her death, and may at any time amend or revoke such designation. If no beneficiary designation is in effect at the time of the Recipient's death, payments under the Plan, if any, shall be made to his or her legal representatives.

14.      Compliance with Laws and Regulations, Registration, and Listing
         ---------------------------------------------------------------

         No shares of Common Stock shall be issued or transferred pursuant to the Plan unless or until there has been compliance, in the opinion of the Company's counsel, with all applicable legal requirements, including without limitation those relating to securities laws and stock exchange listing. The Company shall not be deemed by reason of granting any Restricted Stock or Performance Share Award hereunder to have any obligation to register the shares subject thereto under the Securities Act of 1933, as amended, or to maintain in effect any registration of such shares, or to list such shares on any exchange. As a condition to the issuance or transfer of Common Stock to the Recipient or his or her beneficiary or legal representatives, the Committee may require the Recipient or beneficiary to (a) represent that the shares of Stock are taken for investment and not resale and to make such other representations as the Committee shall deem necessary to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate issued pursuant to the Plan to assure compliance with this Section 14.

15.      Withholding of Tax
         ------------------

         Each Recipient, as a condition precedent to receipt of any benefits provided hereunder, shall make arrangements with the Company for payment to the Company or withholding by the Company of the amount of any tax required by any government authority to be withheld and paid over by the Company to such government authority for the account of the person entitled to such distribution.

         The Committee may permit a Recipient to elect to satisfy social security and federal and state income tax withholding obligations relating to the lapse of restrictions, conditions and limitations on Common Stock covered by a Restricted Stock Award by having the Company withhold shares of Common Stock subject to the Restricted Stock Award in satisfaction of the obligations. Any such election by a Recipient must be made on or before the date that the amount of tax to be withheld is determined (the "Tax Date"). Any shares of Common Stock so withheld by the Company shall be valued at their per share "fair market value," which shall mean for the purposes of this paragraph the closing composite transactions listing on the Tax Date (or such other meaning as the committee may hereafter adopt). The use and availability of the election to have Common Stock subject to the Restricted Stock Award withheld to satisfy social security and federal and state income tax withholding requirements is subject in general, and in particular instances, to the Committee's complete discretion and such rules and procedures as the Committee may adopt.

16.      Miscellaneous
         -------------

         a.       Employment

                  No Recipient shall have any right to be retained in the employ of the Company by virtue of his or her participation in the Plan and such participation shall not interfere in any way with the right of the Company to reduce his or her compensation or to change the nature of his or her employment responsibilities.

         b.       Shareholder Rights

                  No Recipient of a Performance Share Award shall have any rights as a shareholder with respect to any shares of Common Stock which may be covered by such Award until such shares have been issued and transferred to him or her. Except as provided in Section 8 b, c, e, and g, with respect to nontransferability, forfeiture, other conditions, and custody, a Recipient of a Restricted Stock Award shall have all rights as a shareholder of the shares of Common Stock covered by such Award upon the issuance of certificates representing such shares, including the right to receive dividends on and vote such shares. No interest in or under the Plan shall be assignable or transferable or subject to encumbrance or charge of any nature otherwise than by designation of a beneficiary pursuant to Section 13 hereof to receive any amounts which may become payable after the Recipient's death.

         c.       Expenses

                  The costs and expenses of administering the Plan shall be paid by the Company and not charge to any Award or to any Recipient hereunder.

         d.       Unfunded

                  The portion of the Plan relating to Performance Share Awards is unfunded and the Company shall not be required to establish any special or separate fund or make any other segregation of assets to assure payment of any such Award. The designation and crediting of Performance Shares to any Recipient hereunder shall be solely for accounting purposes.

         e.       Governing Law

                  This Plan shall be administered and the provisions of this Plan shall be interpreted in accordance with and under the laws of the State of Minnesota.

17.      Change in Control
         -----------------

         Anything herein to the contrary notwithstanding, but subject to Subsection d below, in the event of a "Change in Control" (as defined below) of the Company:

         a.       Restrictions Lapse

                  All restrictions, conditions, and limitations on shares of Common Stock then outstanding under Restricted Stock Awards shall immediately lapse and the Restricted Stock Period shall be deemed to have expired.

         b.       Vesting and Distribution of Performance Shares

                  All Performance Shares shall vest and be distributed on the following bases and subject to the following conditions:

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                  (i)      If a Change in Control occurs prior to the last day
                           of the applicable performance period, a Recipient shall become vested in a percentage of Performance Shares hereunder determined as follows:

                           A. First, the Recipient or the Company, as applicable, shall be deemed to have achieved the greater of (i) the performance objectives required to vest in such Recipient 100% of the Performance Shares covered by the Award or (ii) if the Change in Control occurs after the first quarter of the performance period, the performance most recently projected by the Company prior to the Change in Control for such performance period with respect to the measurements established by the Committee on or prior to the date of grant of the Award for purposes of determining whether the Performance Shares shall become vested for such Recipient (adjusted to exclude (A) all legal, accounting, investment banking and other costs and expenses incurred or projected by the Company in connection with, or in opposition to, the events resulting in the Change in Control and (B) the projected effect of the Change in Control upon such measurements). The Company shall compute such projections for the performance period at or about the end of each quarter, except the last quarter, of each performance period.

                           B. Next, the result obtained in Clause (A) of this Paragraph (i) is multiplied by a fraction, the numerator of which is the number of months of such Recipient's continuous employment within the performance period prior to the Change in Control and the denominator of which is the number of months within the entire performance period.

                  (ii) Distribution of a Recipient's vested Performance Share Award as determined in Paragraph (i) hereof shall be made as soon as practicable after the first occurrence of a Change in Control. Such distribution shall be in Common Stock and cash in the manner provided by Section 7 b(ii) hereof and shall be valued as provided in Section 7 b(ii) hereof. Upon the making of any such distribution, the Award as to which it relates shall be deemed canceled and of no further force and effect.

         c.       "Change in Control" means:

                  (i) a majority of the directors of the Company shall be persons other than persons

                           A. for whose election proxies shall have been solicited by the Board of Directors of the Company, or

                           B. who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships,

                  (ii) 30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto) by any person (other than the Company, a Subsidiary of the Company, or the Recipient) or group of persons, not including the Recipient, acting in concert, or

                  (iii) the stockholders of the Company approve a definitive agreement or plan to

                           A. merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger in which the Company is the surviving corporation and either (a) no outstanding voting stock of the Company (other than fractional shares) held by stockholders immediately prior to the merger is converted into cash, securities, or other property or (b) all holders of outstanding voting stock of the Company (other than fractional shares) immediately prior to the merger have substantially the same proportionate ownership of the voting stock of the Company or its parent corporation immediately after the merger),

                           B. exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by stockholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for shares of another corporation,

                           C.       sell or otherwise dispose of all or
                                    substantially all of the assets of the
                                    Company (in one transaction or a series of transactions) or

                           D.       liquidate or dissolve the Company,

                           unless a majority of the voting stock (or the voting equity interest) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation, or disposition of assets) or the Company or its parent corporation (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange, or disposition of assets, beneficially owned by the Recipient or a group of persons, including the Recipient, acting in concert.

         d.       Parachute Payments

                  (i) Notwithstanding the provisions of Subsections a and b above, if any Award hereunder, either alone or together with other payments in the nature of compensation to a Recipient which are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would result in any portion thereof being subject to an excise tax imposed under section 4999 of the Internal Revenue Code of 1954, as amended (the "Code") or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in section 1504 of the Code), or other person making such payments as a result of section 280G of the Code, such Award and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to an excise tax or being not deductible.

                  (ii) For purposes hereof, (A) no portion of payments the receipt or enjoyment of which a Recipient shall have effectively waived in writing prior to the date of distribution of an Award hereunder shall be taken into account; (B) no portion of such Award, benefits, and other payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Recipient does not constitute a "parachute payment" within the meaning of Section 280G(b) (2) of the Code; and (C) the value of any non-cash benefit or any deferred payment or benefit included in such payment shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d) (3) and (4) of the Code.

                  (iii) Any Award not paid as a result of this Subsection d, or reduced to zero as a result of the limitations imposed hereby, shall remain outstanding in full force and effect in accordance with the other terms and provisions of this Plan.


                                                        Revised October 25, 1991